Exhibit 13.1


                           Section 906 Certification


     The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2003 (the "Report") solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Ramon Monell, the Chief Executive Officer and Salvador Milan, the Chief Financial Officer of Banco Bilbao Vizcaya Argentaria, Chile S.A., each certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Banco Bilbao Vizcaya Argentaria, Chile S.A.


Date: June 29, 2004

                                                 /s/ Ramon Monell
                                                 -------------------------------
                                                 Name: Ramon Monell
                                                 Chief Executive Officer



                                                 /s/ Salvador Milan
                                                 -------------------------------
                                                 Name: Salvador Milan
                                                 Chief Financial Officer